Exhibit 10.32

Execution Copy
UNIT REPURCHASE AGREEMENT
          This Unit Repurchase Agreement (this “Agreement”) is made and entered into as of the 30th day of September, 2011, by and between Armstrong Land Company, LLC, a Delaware limited liability company (the “Company”), and J. Hord Armstrong III, an individual residing in the State of Missouri (“Management Owner”), and is joined in by Members holding at least a Supermajority Interest for the limited purpose of consenting to the transactions contemplated hereby pursuant to Section 9.1 of the LLC Agreement (defined below). Capitalized terms used herein and not otherwise defined shall have those meanings assigned to them in the LLC Agreement.
          WHEREAS, Management Owner is a unitholder of the Company and is the record and beneficial owner of 22,500 units of membership interests in the Company (the “Units”);
          WHEREAS, as of the date hereof, Management Owner owes to the Company $1,432,812.50 in aggregate principal amount and interest accrued thereon (the “Outstanding Debt”) under those certain promissory notes dated September 28, 2006, December 6, 2006, March 7, 2007 and June 6, 2008 (the “Notes”), and Management Owner has pledged all of the Units as collateral to secure the repayment of the Notes under pledge agreements of even dates as the Notes (the “Pledge Agreements”);
          WHEREAS, Management Owner is a party to that certain Amended and Restated Limited Liability Company Agreement dated March 7, 2007, as amended by Amendment No. 1 thereto dated May 31, 2007, as amended by Amendment No. 2 thereto dated March 31, 2008, as amended by Amendment No. 3 thereto dated June 6, 2008, as amended by Amendment No. 4 thereto dated May 6, 2009, as amended by Amendment No. 5 thereto dated as of March 31, 2010, among the Company and the other members a party thereto (the “LLC Agreement”), which provides for certain restrictions on transfer of the Units; and
          WHEREAS, Management Owner desires to sell, and the Company desires to repurchase, that number of Units having a value (based on a per Unit value of $169.00) equal to the Outstanding Debt in full satisfaction of Management Owner’s obligations under the Notes and on the terms and conditions set forth herein;
          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, Management Owner and the Company do hereby represent, warrant, covenant and agree as follows:
ARTICLE I
PURCHASE AND SALE
          1.1. Sale of Purchased Units. Management Owner shall sell, assign and transfer to the Company, and the Company shall purchase and accept from Management Owner, that number of Units equal to the quotient of (i) the Outstanding Debt divided by (ii) $169.00 with any resulting fractional units being rounded up to the nearest whole number of Units (the “Purchased Units”). Management Owner shall execute an assignment effecting such transfer in form and substance satisfactory to the Company.

          1.2. Consideration for Sale of Purchased Units. In consideration of the sale of the Purchased Units to the Company and upon receipt of the assignment and other documents necessary to transfer the Purchased Units to the Company and in form satisfactory to the Company, the Company shall consider the Notes paid in full. Management Owner shall accept such form of payment in full consideration for the sale of the Purchased Units and by the acceptance thereof shall waive and release the Company from any and all claims and rights now or hereafter arising out of or in any way relating to the Purchased Units.
     1.3. Tax Characterization. For federal income tax purposes, the parties agree to treat the transactions described herein as if Management Owner repaid the Notes in full with cash and the Company used such cash to effect a partial redemption of the Units, with such partial redemption being treated as a distribution to Management Owner. The parties shall file all tax returns consistently with the foregoing. The Company agrees to pay Management Owner a special bonus to cover federal income taxes, if any, due and payable by Management Owner as a result of the partial redemption of the Units and repayment of the Notes.
ARTICLE II
CLOSING
     2.1. Closing. The transactions contemplated by Article I of this Agreement shall be consummated (the “Closing”) on the date hereof (the “Closing Date”). The Closing shall take place at the offices of the Company, at 10:00 a.m., local time, on the Closing Date, or such other location or time or on such other date as shall be mutually agreed to by the parties. At the Closing, the Purchased Units shall no longer be deemed outstanding and the Management Owner shall have no voting rights, rights to distributions, or other rights otherwise appertaining to the Purchased Units.
     2.2. Prorations. All incidents of ownership of the Purchased Units in the Company, including but not specifically limited to, obligations for assessments, if any, and allocation of income, gain, loss and deduction, shall be prorated as of the Closing Date in accordance with the terms and conditions of the LLC Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF MANAGEMENT OWNER
     As an inducement to the Company to enter into this Agreement, Management Owner represents and warrants to the Company as follows:
          3.1. Power and Authority. Management Owner has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been executed and delivered by, and constitute a legal, valid, and binding obligation of, Management Owner and this Agreement is enforceable against Management Owner in accordance with its terms.

          3.2. No Governmental Consents. No approval, consent, waiver, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any governmental authority is required to be obtained from or made by or on behalf of Management Owner in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby and the performance by Management Owner of his other obligations hereunder in accordance with the terms and conditions set forth herein.
          3.3. Ownership of Purchased Units. Management Owner has not heretofore sold any participation or other interest in the Purchased Units. Management Owner is the record and beneficial owner of the Purchased Units. Effective as of the Closing Date, the Company will acquire good, valid and marketable title to the Purchased Units, free and clear of all restrictions, claims, security interests and encumbrances of any kind, other than as set forth in the Pledge Agreements and the LLC Agreement.
          3.4. Informed Seller. Management Owner is familiar with the business and financial aspects of the Company, and is entering into this Agreement freely and fully informed on the past performance of the Company and the potential performance of the Company in the future. Management Owner is capable of evaluating the merits of disposing of the Purchased Units. Management Owner acknowledges that Thompson & Knight LLP has not represented Management Owner in connection with the preparation of this Agreement, and such counsel owes no duties to Management Owner. Management Owner acknowledges that Management Owner has had a reasonable opportunity to review this Agreement and has had a reasonable opportunity to consult with Management Owner’s legal counsel and accountants with respect to the terms and the legal, financial and tax implications of this Agreement.
     3.5. No Brokers. Neither Management Owner nor any of his or her agents has paid or become obligated to pay any fee or commission to any broker, finder, intermediary, advisor, consultant or appraiser for or on account of the transactions provided for in this Agreement, except for attorneys, consultants and appraisers, as necessary, engaged by Management Owner and who shall be paid solely by Management Owner. Management Owner agrees to indemnify the Company against, and to hold the Company harmless from, any claims for brokerage or similar commission or other compensation that may be made against the Company by any third party in connection with the transactions contemplated hereby, which claim is based upon such third party having acted as broker, finder, investment banker, advisor, consultant or appraiser or in any similar capacity on behalf of Management Owner or any of its affiliates and agents
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY
          As an inducement to Management Owner to enter into this Agreement, the Company represents and warrants to Management Owner that the Company has full corporate power and authority to make, execute, deliver and perform this Agreement and the execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary limited liability company action of the Company. Upon execution and delivery of this Agreement by a Supermajority Interest of the Members, the Company hereby acknowledges and agrees that the terms and conditions set forth in the LLC Agreement will have either been complied with or waived with respect to the Transfer (as defined in the LLC Agreement) of Purchased Units, including without limitation those contained in Section 9.1 of the LLC Agreement.

ARTICLE V
MISCELLANEOUS
          5.1. Entire Agreement. This Agreement supersedes all prior discussions and agreements between the Company and Management Owner with respect to the matters contained herein, and this Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matters hereof.
          5.2. Further Assurances. The parties hereto covenant and agree that they will execute such further instruments and documents as are or may be necessary or convenient to effectuate and carry out the transactions contemplated by this Agreement.
          5.3. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, partners, transferees and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned without the written consent of the other parties. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person, other than the parties hereto and their respective successors, legal representatives and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, and no person shall be deemed a third party beneficiary under or by reason of this Agreement.
          5.4. Governing Law. The validity and effect of this Agreement shall be governed by, and this Agreement shall be construed and enforced in accordance with, the laws of the State of Delaware.
          5.5. Joinder. The spouse of Management Owner hereby joins in the execution of this Agreement for the sole purpose of binding her interest, if any, in the Purchased Units.
          5.6. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.
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[Signature page follows]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

MANAGEMENT OWNER:

/s/ J. Hord Armstrong, III
J. Hord Armstrong, III

Spouse of Management Owner

COMPANY:

ARMSTRONG LAND COMPANY, LLC

By:	/s/ Martin D. Wilson
Name:	Martin D. Wilson
Title:	President
[Signature Page to Unit Repurchase Agreement]

     The undersigned, representing at least a Supermajority Interest of the Members, join in the making of this Agreement for the limited purpose of consenting to the transactions contemplated hereby pursuant to Section 9.1 of the LLC Agreement.

YORKTOWN ENERGY PARTNERS VI, L.P.

By:	Yorktown VI Company LP, its general partner

By:	Yorktown VI Associates LLC, its general partner

By: Name:	/s/ Bryan H. Lawrence Bryan H. Lawrence
Title:	Member

YORKTOWN ENERGY PARTNERS VII, L.P.

By:	Yorktown VII Company LP, its general partner

By:	Yorktown VII Associates LLC, its general partner

By: Name:	/s/ Bryan H. Lawrence Bryan H. Lawrence
Title:	Member

YORKTOWN ENERGY PARTNERS VIII, L.P.

By:	Yorktown VIII Company LP, its general partner

By:	Yorktown VIII Associates LLC, its general partner

By: Name:	/s/ Bryan H. Lawrence Bryan H. Lawrence
Title:	Member

/s/ James H. Brandi James H. Brandi
[Joinder to Unit Repurchase Agreement]

LUCYB TRUST
(Dated February 26, 2007)

By:	/s/ Linda B. Brandi Linda B. Brandi, Trustee

Lorenzo Weisman/Danielle Weisman joint ownership with right of survivorship

By:	Lorenzo Weisman

By:	Danielle Weisman

BRIM FAMILY 2004 TRUST

By:	/s/ Debra Patterson
	Name:	Debra Patterson
	Title:	Vice President

Franklin W. Hobbs IV

/s/ John H. Stites, III John H. Stites, III

HUTCHINSON BROTHERS, LLC

By:	/s/ Steven N. Hutchinson
	Name:	Steven N. Hutchinson
	Title:	Managing Member

[Joinder to Unit Repurchase Agreement]